Exhibit 99.1

FOR IMMEDIATE RELEASE
January 19, 2022

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE YEAR 2021

Earnings Summary
(in thousands except per share data)	4Q 2021	3Q 2021	4Q 2020	YTD 2021	Year 2020
Net income	$19,248	$21,142	$15,826	$87,939	$59,504
Earnings per share	$1.08	$1.19	$0.89	$4.94	$3.35
Earnings per share - diluted	$1.08	$1.19	$0.89	$4.94	$3.35

Return on average assets	1.41%	1.54%	1.24%	1.63%	1.23%
Return on average equity	10.94%	12.06%	9.64%	12.88%	9.36%
Efficiency ratio	55.40%	53.50%	62.75%	53.11%	58.30%
Tangible common equity	11.82%	11.77%	11.62%

Dividends declared per share	$0.400	$0.400	$0.385	$1.570	$1.530
Book value per share	$39.13	$38.78	$36.77

Weighted average shares	17,796	17,790	17,755	17,786	17,748
Weighted average shares - diluted	17,820	17,808	17,769	17,804	17,756

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the fourth quarter 2021 of $19.2 million, or $1.08 per basic share, compared to $21.1 million, or $1.19 per basic share, earned during the third quarter 2021 and $15.8 million, or $0.89 per basic share, earned during the fourth quarter 2020.  Noninterest income increased quarter over quarter; however, our total revenue declined primarily as a result of a $1.8 million decline in interest income on Paycheck Protection Program loans (PPP loans).  Earnings for the year ended December 31, 2021 were $87.9 million compared to $59.5 million for the year ended December 31, 2020.

4th Quarter 2021 Highlights

❖	Net interest income for the quarter of $40.8 million was $1.2 million, or 2.9%, below prior quarter but $2.2 million, or 5.7%, above fourth quarter 2020.

❖
Provision for credit losses for the fourth quarter 2021 was $0.5 million compared to a recovery of provision of $0.2 million during the quarter ended September 30, 2021.  Provision for credit losses for the fourth quarter 2020 totaled $1.0 million.

❖
Our loan portfolio increased $10.6 million, an annualized 1.2%, during the quarter but was a decline of $145.4 million, or 4.1%, from December 31, 2020.  Loans, excluding PPP loans, increased $62.4 million during the quarter.

❖
We experienced a net recovery of loan charge-offs for the quarter of $8 thousand.  Net charge-offs for the quarter ended September 30, 2021, were $0.3 million, or 0.04% of average loans annualized, and $0.9 million, or 0.10% of average loans annualized, for the fourth quarter 2020.

❖
Asset quality remains strong from prior quarter as our nonperforming loans, excluding troubled debt restructurings, decreased to $16.6 million at December 31, 2021 from $18.7 million at September 30, 2021 and $26.6 million at December 31, 2020.  Nonperforming assets at $20.1 million decreased $2.9 million from September 30, 2021 and $14.2 million from December 31, 2020.

❖	Deposits, including repurchase agreements, increased $27.1 million, an annualized 2.3%, during the quarter and $243.4 million, or 5.6%, from December 31, 2020.

❖	Noninterest income for the quarter ended December 31, 2021 of $15.0 million increased from prior quarter by $0.6 million, or 4.1%, but decreased $0.3 million, or 1.8%, from prior year same quarter.

❖	Noninterest expense for the quarter ended December 31, 2021 of $31.1 million increased $0.8 million, or 2.7%, from prior quarter, but decreased $2.5 million, or 7.4%, from prior year same quarter.

❖
We experienced a $5.8 million decline in taxes other than property and payroll year over year and a corresponding increase in income taxes, as a result of the Kentucky enacted legislation requiring financial institutions to transition from a bank franchise tax to the Kentucky corporate income tax beginning in 2021.  Our effective income tax rate for the year 2021 was 16% compared to 14% for the year 2020.

COVID-19

We continue working with our customers through the COVID-19 pandemic.  At December 31, 2021, there was one customer with a CARES Act deferral outstanding in the amount of $1.4 million.  The CARES Act loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act.  Pursuant to the CARES Act, these loan deferrals are not included in our nonperforming loans disclosed below.

At December 31, 2021, we had closed 6,312 Paycheck Protection Program (PPP) loans totaling $401.3 million, including 3,352 loans totaling $124.3 million stemming from the Consolidated Appropriations Act 2021 (second round).  Through December 31, 2021, we have had 5,543 of our PPP loans totaling $351.8 million forgiven by the SBA, including 2,608 loans totaling $76.1 million from the second round.

Net Interest Income

				Percent Change
				4Q 2021 Compared to:
($ in thousands)	4Q 2021	3Q 2021	4Q 2020	3Q 2021	4Q 2020	Year 2021	Year 2020	Percent Change
Components of net interest income
Income on earning assets	$44,357	$45,726	$43,148	(3.0)%	2.8%	$178,169	$176,441	1.0%
Expense on interest bearing liabilities	3,541	3,712	4,543	(4.6)	(22.1)	15,090	25,450	(40.7)
Net interest income	$40,816	$42,014	$38,605	(2.9)%	5.7%	$163,079	$150,991	8.0%

Average yield and rates paid
Earning assets yield	3.45%	3.52%	3.58%	(2.0)%	(3.6)%	3.50%	3.88%	(9.8)%
Rate paid on interest bearing liabilities	0.42	0.43	0.55	(2.3)	(23.6)	0.45	0.82	(45.1)
Gross interest margin	3.03%	3.09%	3.03%	(1.9)%	0.0%	3.05%	3.06%	(0.3)%
Net interest margin	3.17%	3.23%	3.20%	(1.9)%	(0.9)%	3.21%	3.33%	(3.6)%

Average balances
Investment securities	$1,496,322	$1,511,178	$988,910	(1.0)%	51.3%	$1,324,689	$825,164	60.5%
Loans	$3,381,206	$3,400,194	$3,548,178	(0.6)%	(4.7)%	$3,455,742	$3,453,529	0.1%
Earning assets	$5,133,843	$5,184,749	$4,821,196	(1.0)%	6.5%	$5,115,961	$4,562,172	12.1%
Interest-bearing liabilities	$3,337,053	$3,410,286	$3,261,814	(2.1)%	2.3%	$3,376,788	$3,111,367	8.5%

Net interest income for the quarter of $40.8 million decreased $1.2 million, or 2.9%, from third quarter 2021 but increased $2.2 million, or 5.7%, from fourth quarter 2020.  Our net interest income excluding PPP loans for the quarter ended December 31, 2021 was $38.3 million compared to $37.7 million for the quarter ended September 30, 2021 and $36.9 million for the quarter ended December 31, 2020.  Our net interest margin at 3.17% decreased 6 basis points from prior quarter and 3 basis points from prior year same quarter, as our average earning assets decreased $50.9 million from prior quarter but increased $312.6 million from prior year same quarter.  Our yield on average earning assets decreased 7 basis points from prior quarter and 13 basis points from prior year same quarter, and our cost of funds decreased 1 basis points from prior quarter and 13 basis points from prior year same quarter.  As discussed more fully below, the impact of the PPP loans to the net interest margin for the fourth quarter 2021 was 15 basis points.  Net interest income for the year ended December 31, 2021 increased $12.1 million, or 8.0%, compared to the year ended December 31, 2020.  Interest income recognized on PPP loans increased $8.7 million year over year.

The PPP loan portfolio had an annualized yield for the quarter of 13.61% compared to 12.24% for the third quarter 2021.  Interest income on the portfolio was $0.2 million during the quarter, down $0.2 million from prior quarter, while the amortization of net loan origination fees from current outstanding loans and recognition of net fee income from paid and forgiven loans was $2.3 million, down $1.7 million from prior quarter.  These fees are amortized over the life of the loan with any unamortized balance fully recognized at the time of loan forgiveness.  The impact of the PPP loan portfolio to the net interest margin was 15 basis points for the fourth quarter 2021 compared to 25 basis points for the third quarter 2021 and 18 basis points for the year ended December 31, 2021 while the margin was negatively impacted by one basis point for the year ended December 31, 2020.

Our ratio of average loans to deposits, including repurchase agreements, was 73.3% for the quarter ended December 31, 2021 compared to 73.1% for the quarter ended September 30, 2021 and 82.3% for the quarter ended December 31, 2020.

Noninterest Income

				Percent Change
				4Q 2021 Compared to:
($ in thousands)	4Q 2021	3Q 2021	4Q 2020	3Q 2021	4Q 2020	Year 2021	Year 2020	Percent Change
Deposit service charges	$7,083	$7,066	$6,282	0.2%	12.7%	$26,529	$23,461	13.1%
Trust revenue	3,305	3,039	2,786	8.7	18.6	12,644	10,931	15.7
Gains on sales of loans	1,241	1,239	2,520	0.1	(50.8)	6,820	7,226	(5.6)
Loan related fees	1,254	1,050	1,741	19.4	(28.0)	5,578	4,041	38.0
Bank owned life insurance revenue	1,036	655	567	58.5	82.4%	2,844	2,306	23.3
Brokerage revenue	432	519	488	(16.8)	(11.3)	1,962	1,483	32.3
Other	626	820	865	(23.5)	(27.4)	4,086	5,112	(20.1)
Total noninterest income	$14,977	$14,388	$15,249	4.1%	(1.8)%	$60,463	$54,560	10.8%

Noninterest income for the quarter ended December 31, 2021 of $15.0 million was an increase of $0.6 million, or 4.1%, from prior quarter but a decrease of $0.3 million, or 1.8%, from prior year same quarter.  The increase from prior quarter included increases in bank owned life insurance revenue ($0.4 million), trust revenue ($0.3 million), and loan related fees ($0.2 million).  The decrease from prior year same quarter included decreases in gains on sales of loans ($1.3 million), securities gains ($0.6 million), and loan related fees ($0.5 million), partially offset by increases in deposit service charges ($0.8 million), trust revenue ($0.5 million), net gains on other real estate owned ($0.5 million), and bank owned life insurance revenue ($0.5 million).

Noninterest income for the year ended December 31, 2021 of $60.5 million was a $5.9 million, or 10.8% increase from the year ended December 31, 2020.  The year over year increase in noninterest income was driven by increases in deposit service charges ($3.1 million), trust revenue ($1.7 million), loan related fees ($1.5 million), brokerage revenue ($0.5 million), bank owned life insurance revenue ($0.5 million), and net gains on other real estate owned ($0.4 million), partially offset by decreases in securities gains ($1.9 million), net gains on loans ($0.4 million), and OREO rental income ($0.2 million).  Deposit service charges were primarily impacted year over year by an increase in debit card income.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.  Gains on sales of loans were impacted year over year by the slowdown in the industry-wide refinancing boom.

Noninterest Expense

				Percent Change
				4Q 2021 Compared to:
($ in thousands)	4Q 2021	3Q 2021	4Q 2020	3Q 2021	4Q 2020	Year 2021	Year 2020	Percent Change
Salaries	$11,982	$11,962	$11,797	0.2%	1.6%	$47,061	$46,448	1.3%
Employee benefits	7,486	6,891	8,309	8.6	(9.9)	27,053	19,979	35.4
Net occupancy and equipment	2,625	2,733	2,595	(3.9)	1.2	10,854	10,649	1.9
Data processing	2,099	1,911	2,152	9.8	(2.5)	8,039	7,941	1.2
Legal and professional fees	868	685	669	26.8	29.8	3,199	3,725	(14.1)
Advertising and marketing	676	820	981	(17.5)	(31.0)	2,928	2,980	(1.8)
Net other real estate owned expense	299	296	680	1.2	(56.0)	1,401	2,655	(47.2)
Other	5,114	5,030	6,453	1.6	(20.8)	18,750	24,862	(24.6)
Total noninterest expense	$31,149	$30,328	$33,636	2.7%	(7.4)%	$119,285	$119,239	0.0%

Noninterest expense for the quarter ended December 31, 2021 of $31.1 million increased $0.8 million, or 2.7%, from prior quarter but decreased $2.5 million, or 7.4%, from prior year same quarter.  The increase in noninterest expense quarter over quarter was primarily the result of an increase in post-retirement benefits.  The decrease from prior year same quarter was the result of decreases in taxes other than property and payroll ($1.3 million), personnel expense ($0.6 million), and net other real estate owned expense ($0.4 million).  The increase in personnel expense included a $1.8 million increase in bonuses and incentives as we increased the accruals for incentive payments based on earnings for the year.

Noninterest expense for the year ended December 31, 2021 of $119.3 million remained relatively flat to prior year, as a $7.7 million increase in personnel expense was offset by decreases in taxes other than property and payroll ($5.6 million), net other real estate owned expense ($1.3 million), and legal and professional fees ($0.5 million).  The increase in personnel expense year over year was primarily due to incentive accruals.  We experienced a $5.8 million decline in franchise taxes included in taxes other than property and payroll year over year and a corresponding increase in income taxes, as a result of the Kentucky enacted legislation requiring financial institutions to transition from a bank franchise tax to the Kentucky corporate income tax beginning in 2021.

Balance Sheet Review

Total Loans
				Percent Change
				4Q 2021 Compared to:
($ in thousands)	4Q 2021	3Q 2021	4Q 2020	3Q 2021	4Q 2020
Commercial nonresidential real estate	$757,893	$732,442	$743,238	3.5%	2.0%
Commercial residential real estate	335,233	330,660	287,928	1.4	16.4
SBA guaranteed PPP loans	47,335	99,116	252,667	(52.2)	(81.3)
Other commercial	616,992	600,583	609,694	2.7	1.2
Total commercial	1,757,453	1,762,801	1,893,527	(0.3)	(7.2)

Residential mortgage	767,185	763,005	784,559	0.5	(2.2)
Home equity loans/lines	106,667	105,007	103,770	1.6	2.8
Total residential	873,852	868,012	888,329	0.7	(1.6)

Consumer indirect	620,825	612,394	620,051	1.4	0.1
Consumer direct	156,683	155,022	152,304	1.1	2.9
Total consumer	777,508	767,416	772,355	1.3	0.7

Total loans	$3,408,813	$3,398,229	$3,554,211	0.3%	(4.1)%

Total Deposits and Repurchase Agreements
				Percent Change
				4Q 2021 Compared to:
($ in thousands)	4Q 2021	3Q 2021	4Q 2020	3Q 2021	4Q 2020
Non-interest bearing deposits	$1,331,103	$1,318,158	$1,140,925	1.0%	16.7%
Interest bearing deposits
Interest checking	97,064	90,657	78,308	7.1	24.0
Money market savings	1,206,401	1,210,551	1,228,742	(0.3)	(1.8)
Savings accounts	632,645	616,561	527,436	2.6	19.9
Time deposits	1,077,079	1,060,309	1,040,671	1.6	3.5
Repurchase agreements	271,088	292,022	355,862	(7.2)	(23.8)
Total interest bearing deposits and repurchase agreements	3,284,277	3,270,100	3,231,019	0.4	1.6
Total deposits and repurchase agreements	$4,615,380	$4,588,258	$4,371,944	0.6%	5.6%

CTBI’s total assets at $5.4 billion increased $32.7 million, or 2.4% annualized, from September 30, 2021 and $279.1 million, or 5.4%, from December 31, 2020.  Loans outstanding at December 31, 2021 were $3.4 billion, an increase of $10.6 million, an annualized 1.2%, from September 30, 2021 but a decrease of $145.4 million, or 4.1%, from December 31, 2020.  Loans, excluding PPP loans, increased $62.4 million during the quarter, with a $46.4 million increase in the commercial loan portfolio, an $8.4 million increase in the indirect consumer loan portfolio, a $5.9 million increase in the residential loan portfolio, and a $1.7 million increase in the direct consumer loan portfolio.  The PPP loan portfolio declined during the quarter $51.8 million as a result of SBA forgiveness.  CTBI’s investment portfolio decreased $70.5 million, or an annualized 18.3%, from September 30, 2021 but increased $457.9 million, or 45.8%, from December 31, 2020.  Deposits in other banks increased $124.5 million from prior quarter but decreased $18.8 million from prior year same quarter.  Deposits, including repurchase agreements, at $4.6 billion increased $27.1 million, or an annualized 2.3%, from September 30, 2021 and $243.4 million, or 5.6%, from December 31, 2020.

Shareholders’ equity at December 31, 2021 was $698.2 million, a $6.6 million, or an annualized 3.8%, increase from the $691.6 million at September 30, 2021 and a $43.3 million, or 6.6%, increase from the $654.9 million at December 31, 2020.  CTBI’s annualized dividend yield to shareholders as of December 31, 2021 was 3.67%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, decreased to $16.6 million at December 31, 2021 from $18.7 million at September 30, 2021 and $26.6 million at December 31, 2020.  Accruing loans 90+ days past due at $6.0 million decreased $0.7 million from prior quarter and $11.2 million from December 31, 2020.  Nonaccrual loans at $10.7 million decreased $1.4 million during the quarter but increased $1.2 million from December 31, 2020.  Accruing loans 30-89 days past due at $10.9 million increased $2.0 million from prior quarter but decreased $1.6 million from December 31, 2020.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties at $3.5 million at December 31, 2021 was a $0.8 million decrease from the $4.3 million at September 30, 2021 and a $4.2 million decrease from the $7.7 million at December 31, 2020.  Sales of foreclosed properties for the quarter ended December 31, 2021 totaled $0.9 million while new foreclosed properties totaled $0.3 million.  At December 31, 2021, the book value of properties under contracts to sell was $0.3 million; however, the closings had not occurred at quarter-end.

We experienced a net recovery of loan charge-offs for the quarter of $8 thousand, compared to net loan charge-offs of $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2021 and $0.9 million, or 0.10% of average loans annualized, for the fourth quarter 2020.  For the year ended December 31, 2021, we experienced a net recovery of loan losses of $0.1 million compared to net charge-offs of $6.2 million, or 0.18% of average loans annualized, for the year ended December 31, 2020.

Allowance for Credit Losses

Provision for credit losses for the fourth quarter 2021 was $0.5 million compared to a recovery of provision of $0.2 million during the quarter ended September 30, 2021.  Provision for credit losses for the fourth quarter 2020 totaled $1.0 million.  We experienced a recovery of provision for credit losses for the year 2021 of $6.4 million compared to provision for credit losses of $16.0 million for the year 2020.  The reduction to our allowance for credit losses during the year was the result of positive credit metrics, the lack of pandemic related losses provided for in 2020, and an improvement in the industry outlook for certain industries included in our concentrations of credit.  Our reserve coverage (allowance for credit losses to nonperforming loans) at December 31, 2021 was 251.2% compared to 220.0% at September 30, 2021 and 180.7% at December 31, 2020.  Our credit loss reserve as a percentage of total loans outstanding at December 31, 2021 was 1.22% (1.24% excluding PPP loans) compared to 1.21% at September 30, 2021 (1.25% excluding PPP loans) and 1.35% at December 31, 2020 (1.45% excluding PPP loans).

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2021
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income	$44,357	$45,726	$43,148	$178,169	$176,441
Interest expense	3,541	3,712	4,543	15,090	25,450
Net interest income	40,816	42,014	38,605	163,079	150,991
Loan loss provision	533	(163)	956	(6,386)	16,047

Gains on sales of loans	1,241	1,239	2,520	6,820	7,226
Deposit service charges	7,083	7,066	6,282	26,529	23,461
Trust revenue	3,305	3,039	2,786	12,644	10,931
Loan related fees	1,254	1,050	1,741	5,578	4,041
Securities gains (losses)	(208)	(62)	441	(158)	1,769
Other noninterest income	2,302	2,056	1,479	9,050	7,132
Total noninterest income	14,977	14,388	15,249	60,463	54,560

Personnel expense	19,468	18,853	20,106	74,114	66,427
Occupancy and equipment	2,625	2,733	2,595	10,854	10,649
Data processing expense	2,099	1,911	2,152	8,039	7,941
FDIC insurance premiums	339	393	320	1,381	1,056
Other noninterest expense	6,618	6,438	8,463	24,897	33,166
Total noninterest expense	31,149	30,328	33,636	119,285	119,239

Net income before taxes	24,111	26,237	19,262	110,643	70,265
Income taxes	4,863	5,095	3,436	22,704	10,761
Net income	$19,248	$21,142	$15,826	$87,939	$59,504

Memo: TEQ interest income	$44,581	$45,952	$43,336	$179,066	$177,168

Average shares outstanding	17,796	17,790	17,755	17,786	17,748
Diluted average shares outstanding	17,820	17,808	17,769	17,804	17,756
Basic earnings per share	$1.08	$1.19	$0.89	$4.94	$3.35
Diluted earnings per share	$1.08	$1.19	$0.89	$4.94	$3.35
Dividends per share	$0.400	$0.400	$0.385	$1.570	$1.530

Average balances:
Loans	$3,381,206	$3,400,194	$3,548,178	$3,455,742	$3,453,529
Earning assets	5,133,843	5,184,749	4,821,196	5,115,961	4,562,172
Total assets	5,418,854	5,457,558	5,092,100	5,387,241	4,838,160
Deposits, including repurchase agreements	4,612,010	4,650,885	4,310,970	4,592,415	4,079,810
Interest bearing liabilities	3,337,053	3,410,286	3,261,814	3,376,788	3,111,367
Shareholders' equity	697,727	695,490	652,827	682,697	635,978

Performance ratios:
Return on average assets	1.41%	1.54%	1.24%	1.63%	1.23%
Return on average equity	10.94%	12.06%	9.64%	12.88%	9.36%
Yield on average earning assets (tax equivalent)	3.45%	3.52%	3.58%	3.50%	3.88%
Cost of interest bearing funds (tax equivalent)	0.42%	0.43%	0.55%	0.45%	0.82%
Net interest margin (tax equivalent)	3.17%	3.23%	3.20%	3.21%	3.33%
Efficiency ratio (tax equivalent)	55.40%	53.50%	62.75%	53.11%	58.30%

Loan charge-offs	$865	$1,042	$1,961	$4,325	$10,453
Recoveries	(873)	(725)	(1,041)	(4,445)	(4,292)
Net charge-offs	$(8)	$317	$920	$(120)	$6,161

Market Price:
High	$46.21	$42.95	$38.50	$47.53	$46.87
Low	$41.05	$38.20	$27.74	$36.02	$26.45
Close	$43.61	$42.10	$37.05	$43.61	$37.05

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2021
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2021	September 30, 2021	December 31, 2020
Assets:
Loans	$3,408,813	$3,398,229	$3,554,211
Loan loss reserve	(41,756)	(41,215)	(48,022)
Net loans	3,367,057	3,357,014	3,506,189
Loans held for sale	2,632	12,056	23,259
Securities AFS	1,455,429	1,525,738	997,261
Equity securities at fair value	2,253	2,461	2,471
Other equity investments	13,026	13,026	14,935
Other earning assets	267,286	143,789	286,074
Cash and due from banks	46,558	66,075	54,250
Premises and equipment	40,479	40,145	42,001
Right of use asset	12,148	12,399	13,215
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	145,899	147,392	133,996
Total Assets	$5,418,257	$5,385,585	$5,139,141

Liabilities and Equity:
Interest bearing checking	$97,064	$90,657	$78,308
Savings deposits	1,839,046	1,827,112	1,756,178
CD's >=$100,000	589,853	565,869	545,613
Other time deposits	487,226	494,440	495,058
Total interest bearing deposits	3,013,189	2,978,078	2,875,157
Noninterest bearing deposits	1,331,103	1,318,158	1,140,925
Total deposits	4,344,292	4,296,236	4,016,082
Repurchase agreements	271,088	292,022	355,862
Other interest bearing liabilities	58,716	58,721	58,736
Lease liability	13,005	13,229	13,972
Other noninterest bearing liabilities	32,954	33,734	39,624
Total liabilities	4,720,055	4,693,942	4,484,276
Shareholders' equity	698,202	691,643	654,865
Total Liabilities and Equity	$5,418,257	$5,385,585	$5,139,141

Ending shares outstanding	17,843	17,837	17,810

30 - 89 days past due loans	$10,874	$8,874	$12,465
90 days past due loans	5,954	6,650	17,133
Nonaccrual loans	10,671	12,084	9,444
Restructured loans (excluding 90 days past due and nonaccrual)	69,827	70,932	68,554
Foreclosed properties	3,486	4,314	7,694

Community bank leverage ratio	13.00%	12.71%	12.70%
Tangible equity to tangible assets ratio	11.82%	11.77%	11.62%
FTE employees	974	960	998